Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, please contact:

Sonus Investor Relations:	Sonus Media Relations:
Jocelyn Philbrook	Lucy Millington
978-614-8672	978-614-8240
jphilbrook@sonusnet.com	lmillington@sonusnet.com

SONUS NETWORKS SCHEDULES ANNUAL MEETING OF SHAREHOLDERS

WESTFORD, Mass., March 27, 2008 - Sonus Networks, Inc. (Nasdaq: SONS), the leader in IP communications infrastructure, announced today that it will hold its 2008 Annual Meeting of Shareholders on Friday, June 20, 2008 at 8:30 a.m. at The Westford Regency Inn and Conference Center, 219 Littleton Road in Westford, Massachusetts.

About Sonus Networks

Sonus Networks, Inc. is a leading provider of IP communications infrastructure for wireline and wireless service providers. With its comprehensive IP Multimedia Subsystem (IMS) solution, Sonus addresses the full range of carrier applications, including residential and business voice services, wireless voice and multimedia, trunking and tandem switching, carrier interconnection and enhanced services. Sonus’ voice infrastructure solutions are deployed in service provider networks worldwide. Founded in 1997, Sonus is headquartered in Westford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com.

Sonus is a registered trademark of Sonus Networks, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.